Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 16, 2010, among BWAY Holding Company, a Delaware corporation (the “Company”), Armstrong Containers, Inc., a Delaware corporation (“Armstrong”), North America Packaging Corporation, a Delaware corporation (“North America Packaging”), North America Packaging of Puerto Rico, Inc., a Delaware corporation (“North America Packaging of Puerto Rico”), SC Plastics, LLC, a Georgia limited liability company (“SC Plastics”), Central Can Company, Inc., a Delaware corporation (“Central Can”), BWAY-Kilbourn, Inc., a Delaware corporation (“Kilbourn”), and BWAY Corporation, a Delaware corporation (“BWAY” and collectively with Armstrong, North America Packaging, North America Packaging of Puerto Rico, SC Plastics, Central Can and Kilbourn, the “Guaranteeing Subsidiaries”), Picasso Intermediate Company, Inc., a Delaware corporation (“Holdings”), and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, Picasso Merger Sub, Inc., a Delaware corporation (“Picasso”), Holdings and the Trustee have heretofore executed and delivered an indenture (the “Indenture”), dated as of June 16, 2010, providing for the issuance of 10% Senior Notes due 2018 (the “Notes”) by Picasso;

WHEREAS, Picasso heretofore issued the Notes to certain initial purchasers pursuant to that certain Purchase Agreement, dated as of June 8, 2010, by and among Picasso, Holdings, Banc of America Securities LLC, Deutsche Bank Securities Inc. and Barclays Capital Inc.;

WHEREAS, Sections 5.01 and 9.01 of the Indenture permit Picasso to merge with and into the Company, without the consent of the Holders;

WHEREAS, prior to the execution of this Supplemental Indenture, Picasso merged with and into the Company, with the Company as the surviving entity, pursuant to the Agreement and Plan of Merger, dated as of March 28, 2010, by and among the Company, Picasso and Picasso Parent Company, Inc.;

WHEREAS, the Indenture provides that under certain circumstances, the Company is required to cause the Guaranteeing Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture, without the consent of any Holder of Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, Holdings, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. ASSUMPTION OF OBLIGATIONS AND AGREEMENTS UNDER THE INDENTURE AND THE NOTES. The Company hereby expressly agrees to assume and perform all of the obligations and agreements of Picasso under the Indenture and the Notes in the same manner as if it were originally named as the Company in the Indenture and the Notes, such assumption to be effective upon the execution and delivery of this Supplemental Indenture. All references in the Indenture and the Notes to the “Company” shall mean the Company from and after the date hereof. Upon the execution and delivery of this Supplemental Indenture, the Company hereby directs the Trustee to adjust its books and records to reflect the Company as the “Company” under the Indenture and the Notes.

3. AGREEMENT TO GUARANTEE.

(a) Each Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture, effective upon the execution and delivery of this Supplemental Indenture.

(b) Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

4. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or agent of the Company or any Guaranteeing Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantee or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5. RATIFICATION. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original (including by means of facsimile signature pages), but all of them together represent the same agreement.

8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Holdings, the Guaranteeing Subsidiaries and the Company.

10. BENEFITS ACKNOWLEDGED. Each Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to the Note Guarantee are knowingly made in contemplation of such benefits.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

BWAY HOLDING COMPANY, as the Company

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	Vice President, Treasurer and Secretary

ARMSTRONG CONTAINERS, INC., as a Guaranteeing Subsidiary

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	Vice President and Secretary

NORTH AMERICA PACKAGING CORPORATION, as a Guaranteeing Subsidiary

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	Vice President and Secretary

NORTH AMERICA PACKAGING CORPORATION OF PUERTO RICO, INC., as a Guaranteeing Subsidiary

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	Vice President and Secretary

SC PLASTICS, LLC, as a Guaranteeing Subsidiary

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	Vice President and Secretary

[Signature Page to Supplemental Indenture]

CENTRAL CAN COMPANY, INC., as a Guaranteeing Subsidiary

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	Vice President and Secretary

BWAY-KILBOURN, INC., as a Guaranteeing Subsidiary

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	Vice President and Secretary

BWAY CORPORATION, as a Guaranteeing Subsidiary

By:	/s/ Jeffrey M. O’Connell
Name:	Jeffrey M. O’Connell
Title:	Vice President, Treasurer and Secretary

[Signature Page to Supplemental Indenture]

PICASSO INTERMEDIATE COMPANY, INC., as a Guarantor

By:	/s/ Thomas S. Souleles
Name:	Thomas S. Souleles
Title:	President

[Signature Page to Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Trustee

By:	/s/ Van K. Brown
Name:	Van K. Brown
Title:	Vice President

[Signature Page to Supplemental Indenture]